UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

APRIL 8, 2025

Date of report (Date of earliest event reported)

Bausch Health Companies Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West, Laval, Québec, Canada H7L 4A8

(Address of Principal Executive Offices) (Zip Code)

(514) 744-6792

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Secured Notes Offering

On April 8, 2025 (the “Closing Date”) Bausch Health Companies Inc. (the “Company,” “we” or “our”) completed its previously announced private offering (the “Offering”) of $4.4 billion aggregate principal amount of 10.000% senior secured notes due 2032 (the “Notes”) through its indirect wholly-owned subsidiary, 1261229 B.C. Ltd. (the “Issuer”), a company incorporated under the laws of British Columbia, Canada.

The Notes were offered in the United States and sold only to (i) persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act that are also qualified purchasers within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended, and (ii) non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act.

The Issuer intends to loan the net proceeds from the offering of the Notes, together with funds borrowed under the Term Loan Facility (as defined below), to the Company pursuant to an intercompany loan (the “Intercompany Loan”). The Company intends to use the proceeds of the Offering, together with proceeds of the Term Loan Facility (i) to repay in full and terminate the Company’s existing credit agreement, (ii) to redeem all of its 5.500% Senior Secured Notes due 2025, 9.000% Senior Notes due 2025, 6.125% Senior Secured Notes due 2027, 5.750% Senior Secured Notes due 2027 and its indirect subsidiary’s 9.000% Senior Secured Notes due 2028, (iii) to pay related fees, premiums and expenses and (iv) for general corporate purposes.

The Notes Indenture

The Notes were issued pursuant to an indenture, dated as of April 8, 2025 (the “Indenture”), among the Issuer, the Company, the other guarantors named therein, The Bank of New York Mellon, as trustee and the notes collateral agents party thereto.

Interest and Maturity

Pursuant to the Indenture, the Notes will mature on April 15, 2032. Interest on the Notes is payable semi-annually in arrears on each April 15 and October 15, commencing on October 15, 2025.

Guarantees

The Notes are (i) secured, subject to customary limitations, by a first priority lien on substantially all assets of the Issuer and the NumberCo Note Guarantors (as defined below), including a pledge of the Issuer’s 52.5% equity interest in Bausch + Lomb Corporation (“Bausch + Lomb,” and such shares, the “NumberCo Collateral”) and (ii) jointly and severally guaranteed by (x) the Company and subsidiaries of the Company that guarantee the Company’s existing senior notes (the “BHC Existing Note Guarantors”), with such guarantees secured by the assets of such guarantors, subject to customary limitations, by a first-priority lien that ranks pari passu with the liens securing the Company’s existing first-lien senior secured notes and the new senior secured credit facilities and (y) certain subsidiaries of the Company that do not guarantee the Company’s existing senior notes (the “NumberCo Note Guarantors” and, together with the BHC Existing Note Guarantors, the “Note Guarantors”), with such guarantees secured by the assets of such guarantors, subject to customary limitations, by a first-priority lien that ranks pari passu with the liens securing the Credit Agreement (as defined below).

Optional Redemption

The Notes are redeemable at the option of the Issuer, in whole or in part, at any time on or after April 15, 2028, at the redemption prices set forth in the Indenture. Prior to April 15, 2028, the Issuer may redeem all or a portion of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption, plus a “make-whole” premium.

Mandatory Redemption

The Notes are subject to mandatory redemption upon (i) the receipt of net cash proceeds from the sale of shares of Bausch + Lomb that constitute NumberCo Collateral, (ii) the receipt of any dividends, distributions or other amounts on account of such Bausch + Lomb shares that constitute NumberCo Collateral in excess of $50 million or (iii) the receipt of funds from any repayment of principal on certain intercompany obligations.

The Issuer will be required to redeem, on a pro rata basis with obligations under the Credit Agreement, the maximum principal amount of Notes that may be redeemed (or mandatorily prepaid under the Credit Agreement) out of such proceeds or amounts. The redemption price for the Notes to be redeemed pursuant to such a mandatory redemption is the lower of (i) 105.000% of the principal amount thereof and (ii) the redemption price that would be applicable had the Issuer elected to optionally redeem the Notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

Offers to Purchase

Upon the occurrence of a change of control, holders of Notes may require the Issuer to repurchase such holder’s Notes, in whole or in part, at a purchase price equal to 101% of the principal amount of such Notes plus accrued and unpaid interest to, but not including, the purchase date applicable to the Notes.

After the payment in full of all indebtedness under the Credit Agreement (other than revolving credit indebtedness), within 10 business days of the date on which the aggregate amount of interest paid by the Company on the Intercompany Loan, net of tax, that has not been applied by the Issuer to repay principal or pay interest expense of the Issuer under the Credit Agreement (other than revolving credit indebtedness) or in respect of the Notes or certain incremental debt or permitted refinancing debt that is secured on a pari passu basis with the Notes and that is not reasonably projected by the Issuer to be applied to pay interest expense of the Issuer or the Note Guarantors in respect of indebtedness under the Notes or certain incremental debt or permitted refinancing debt that is secured on a pari passu basis with the Notes within the next six months of such date (the “Intercompany Loan Excess Cash”) exceeds $50 million, the Issuer will make an offer to all holders of Notes and to all holders of certain incremental debt and permitted refinancing debt that is secured on a pari passu basis with the Notes containing similar offers to pay, repurchase or redeem Intercompany Loan Excess Cash, to purchase the maximum principal amount of Notes, such incremental debt and such permitted refinancing debt that may be purchased out of the Intercompany Loan Excess Cash. The offer price in any such offer will be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of purchase, and will be payable in cash.

Certain Covenants

The Indenture contains covenants, subject to a number of important limitations and exceptions, that limit the ability of the Company and any of its restricted subsidiaries, to, among other things:

•	incur or guarantee additional indebtedness;

•	pay dividends or distributions on, or redeem or repurchase, equity interests and make other restricted payments;

•	make certain investments and other restricted payments;

•	create liens;

•	enter into transactions with affiliates;

•	engage in mergers, consolidations or amalgamations; and

•	transfer and sell assets.

The Indenture contains additional covenants, subject to a number of important limitations and exceptions, specific to the Issuer and the NumberCo Note Guarantors, including a covenant that will prohibit the Company and its restricted subsidiaries from taking any action that would result in the Issuer or any NumberCo Note Guarantors no longer constituting non-guarantor restricted subsidiaries with respect to the indentures governing the Company’s existing notes. In addition, the Indenture contains certain limitations on the ability of the Issuer to take certain actions with respect to (i) common shares of Bausch + Lomb that constitute NumberCo Collateral and (ii) its rights and obligations under certain intercompany obligations.

Events of Default

The Indenture also provides for customary events of default.

The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the full and complete text of the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Senior Secured Credit Facilities

Concurrently with the closing of the Offering, the Issuer entered into a new senior secured credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, and other certain financial institutions, as agents and/or lenders (the “Credit Agreement”), which will include (i) a $3,000 million 5.5-year senior secured term loan (the “Term Loan Facility”) and (ii) a 5-year senior secured revolving credit facility that will provide for borrowings in an initial commitment amount of $500 million, including a sublimit for the issuance of standby and commercial letters of credit and a sublimit for swingline loans (the “Revolving Credit Facility”). The Issuer is the borrower under each of the Term Loan Facility and the Revolving Credit Facility, and each facility is guaranteed by each of the Note Guarantors. In addition, each of the Term Loan Facility and the Revolving Credit Facility is secured by a first priority lien on the same collateral that secures the Notes and related guarantees under the Indenture.

Term Loan Facility

Maturity, Amortization and Prepayments

The Term Loan Facility has an initial five-and-one-half year maturity. Borrowings under the Term Loan Facility amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the initial principal amount of the Term Loan Facility, commencing September 30, 2025, with the balance payable on the maturity date.

The Issuer is permitted to voluntarily prepay outstanding loans under the Term Loan Facility, in whole or in part, without premium or penalty (except as set forth in the next paragraph), subject to customary “breakage” costs. The Term Loan Facility includes a 100% net cash proceeds sweep, on a pro rata basis with obligations under the Notes, in connection with (i) the receipt of net cash proceeds from the sale of shares of Bausch + Lomb that constitute NumberCo Collateral (the “BLCO Share Collateral”), (ii) the receipt of any dividends, distributions or other amounts on account of such BLCO Share Collateral in excess of $50 million, (iii) prepayment of certain intercompany obligations, (iv) asset sales or other dispositions of any property of the Company or its Restricted Subsidiaries or any casualty or condemnation event (subject to reinvestment rights and with any prepayments to be shared ratably with the BHC Existing First Lien Notes due 2028 and the Notes) and (v) cash of the borrower from payments under certain intercompany obligations after funding principal and interest payments (including for the next six months) under the Credit Agreement and the Notes.

In the case of any of the following prior to the 12-month anniversary of the Closing Date: (i) any voluntary prepayment of the Term Loan Facility with the proceeds of any new or replacement broadly syndicated pari passu secured U.S. dollar denominated floating rate term “b” loan facilities that have a lower effective yield than the Term Loan Facility or (ii) any repricing amendment of the Term Loan Facility reducing the all-in yield of the Term Loan Facility, the Issuer expects to pay a 1% prepayment fee with respect to the principal amount of the Term Loan Facility so prepaid or amended.

Interest Rate

Borrowings under the Term Loan Facility bear interest, with respect to U.S. Dollar borrowings, based on our election of either (1) an alternate base rate equal to the highest of (i) the prime rate then in effect, (ii) the greater of the federal funds effective rate and the overnight bank funding rate (each subject to a 0.00% floor), plus 0.500% and (iii) the Term SOFR Rate (as defined in the Credit Agreement) for a one-month interest period, plus 1.000%, subject to a 1.000% floor, plus the Applicable Margin (as defined in the Credit Agreement) or (2) the Term SOFR Rate for the applicable interest period, subject to a 0% floor, plus the Applicable Margin.

The Applicable Margin in connection with a borrowing under the Term Loan Facility is 5.25% for alternate base rate borrowings and 6.25% for Term SOFR Rate borrowings.

Revolving Credit Facility

Maturity and Prepayments

The Revolving Credit Facility has an initial maturity of the earlier of (i) five (5) years after the Closing Date and (ii) the date that is 91 calendar days prior to the scheduled maturity date of any indebtedness for borrowed money of the Company or the Issuer in an aggregate principal amount exceeding $1,000 million.

The Issuer is permitted to voluntarily repay outstanding loans and reduce commitments under the Revolving Credit Facility, in whole or in part, without premium or penalty, but subject to customary “breakage” costs.

Interest Rate and Fees

Borrowings under the Revolving Credit Facility bear interest, with respect to U.S. Dollar borrowings, based on our election of either (1) an alternate base rate equal to the highest of (i) the prime rate then in effect, (ii) the greater of the federal funds effective rate and the overnight bank funding rate (each subject to a 0.00% floor), plus 0.500% and (iii) the Term SOFR Rate for a one-month interest period, plus 1.000% , subject to a 1.000% floor, plus the Applicable Margin or (2) the Term SOFR Rate for the applicable interest period plus a credit spread adjustment of 0.100%, subject to a 0% floor, plus the Applicable Margin. All swingline loans are priced as alternate base rate loans.

Borrowings under the Revolving Credit Facility bear interest, with respect to Canadian Dollar borrowings, based on our election of either (1) Term CORRA (as defined in the Credit Agreement) plus 0.29547% for a one month interest period or 0.32138% for a three-month interest period, subject to a 0% floor, plus the Applicable Margin or (2) a rate equal to the highest of (i) the Canadian prime rate then in effect and (ii) the annual rate of interest equal to the sum of the (x) Term CORRA rate plus 0.29547% for a one month interest period and (y) 1.00%, subject to a 0% floor, plus the Applicable Margin.

Borrowings under the Revolving Credit Facility bear interest, with respect to Euro borrowings, based on the adjusted EURIBOR Screen Rate, subject to a 0% floor, for any applicable interest period plus the Applicable Margin.

The Applicable Margin in connection with alternate base rate borrowings, Canadian prime rate loans and swingline loans is 3.25% and in connection with adjusted Term SOFR Rate loans, adjusted EURIBOR rate loans and adjusted Term CORRA rate loans is 4.25%; provided that, in each case, the Applicable Margin is subject to two 0.250% step-downs subject to compliance with a Blended First Lien Net Leverage Ratio (as defined in the Credit Agreement) of 2.6:1.00 and 2.1:1.00, respectively. In addition, we are required to pay commitment fees of 0.50% per annum in respect of the commitments (whether utilized or unutilized) under the Revolving Credit Facility, payable quarterly in arrears, subject to two 0.125% step-downs subject to compliance with a Blended First Lien Net Leverage Ratio of 2.6:1.00 and 2.1:1.00, respectively. We are also required to pay letter of credit fees on the maximum amount available to be drawn under all outstanding letters of credit in an amount equal to the Applicable Margin in connection with adjusted Term SOFR Rate loans, adjusted EURIBOR rate loans and adjusted Term CORRA rate loans under the Revolving Credit Facility on a per annum basis, payable quarterly in arrears, as well as customary fronting fees for the issuance of letters of credit and agency fees.

Additional Terms

Incremental Term Loan Facilities

The Credit Agreement provides for an accordion feature that allows the Issuer, on one or more occasions prior to December 31, 2025, to increase the size of the Term Loan Facility, add one or more incremental term loan facilities or incur incremental equivalent debt in the form of broadly syndicated U.S. dollar denominated floating rate term “b” loan facilities, in an aggregate amount not to exceed $1,600 million less the amount of any Drop Down Debt (as defined below) originally incurred (whether or not such Drop Down Debt remains outstanding at the time of such incurrence of incremental term loan facilities or incremental equivalent debt), secured by the Collateral on a pari passu basis with the Term Loan Facility and the Revolving Credit Facility. The incurrence of such incremental term loan facilities or incremental equivalent debt is subject to customary conditions, including that a specified amount of BLCO Share Collateral is added to the Collateral based on the amount of such incremental term loan facilities or incremental equivalent debt incurred.

Guarantees and Security

The obligations of the Issuer under the Credit Agreement are guaranteed by the Note Guarantors, subject to certain customary exceptions. Such obligations and the related guarantees are secured by a perfected first priority security interest in substantially all tangible and intangible assets owned by us or by any guarantor, in each case subject to permitted liens (including that the liens on the Collateral securing such obligations will be pari passu with the liens on the Collateral securing the Notes) and certain customary exceptions.

Covenants and Events of Default

The Credit Agreement includes covenants limiting, with certain exceptions (1) incurrence of indebtedness, (2) liens, (3) negative pledges, (4) dividends or other distributions on account of capital stock, (5) prepayments of junior indebtedness, (6) investments and acquisitions, (7) fundamental changes and dispositions of assets, (8) sale and leaseback transactions, (9) establishment of a defined benefit plan, (10) transactions with affiliates, (11) amendments or waivers of junior indebtedness, (12) activities of the borrower and (13) modifications of certain intercompany obligations; provided that the foregoing covenants allow up to an aggregate principal amount of up to $1,600 million of indebtedness, which amount is subject to reduction on a dollar-for-dollar basis in the event that the Issuer exercises its option to incur indebtedness under certain other provisions of the Credit Agreement (the “Drop Down Debt”), of the Issuer and the Notes Guarantors secured by an equal and ratable lien on the Collateral, other than the BLCO Share Collateral, such that after giving effect to such incurrence, on a pro forma basis, the Blended First Lien Net Leverage Ratio (as defined in the Credit Agreement) does not exceed 4.25:1.00.

The Credit Agreement requires in respect of the Revolving Credit Facility that (i) we maintain a Blended First Lien Leverage Ratio (as defined in the Credit Agreement) not to exceed 4.25:1.00 (or on and after the last day of the first full fiscal quarter in which the Company no longer has meaningful exclusivity protection via patents or no longer has regulatory exclusivity rights for Xifaxan (the “Covenant Step-Up Date”), 5.75:1.00) as of the last day of each fiscal quarter commencing with the fiscal quarter ending June 30, 2025 and (ii) on and after the Covenant Step-Up Date, we maintain minimum Liquidity (the sum of unrestricted cash and cash equivalents and available commitments under the Revolving Credit Facility) on the last day of each fiscal quarter of $400 million.

The Credit Agreement contains certain customary affirmative covenants and events of default. If an event of default, as specified in the Credit Agreement, shall occur and be continuing, the Issuer may be required to repay all amounts outstanding under the Term Loan Facility and the Revolving Credit Facility

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirely by reference to the full and complete text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1*	Indenture, dated as of April 8, 2025, by and among 1261229 B.C. Ltd., Bausch Health Companies Inc., the other guarantors party thereto, The Bank of New York Mellon, as trustee and the notes collateral agents party thereto.

4.2	Form of Note (Included in Exhibit 4.1).

10.1*	Credit Agreement, dated as of April 8, 2025, by and among 1261229 B.C. Ltd., 1530065 B.C. Ltd., Bausch Health Companies Inc., the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and other certain financial institutions, as agents and/or lenders.

101.SCH*	XBRL Taxonomy Extension Schema Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2025

BAUSCH HEALTH COMPANIES INC.

By:	/s/ JEAN-JACQUES CHARHON
Jean-Jacques Charhon
Executive Vice President, Chief Financial Officer
(Principal Financial Officer)